UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 10, 2012
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On January 17, 2013, Coeur d'Alene Mines Corporation (the “Company” or “Coeur”), issued a press release providing an estimate of select financial results expected for the quarter and year ended December 31, 2012. As the Company has not completed its quarter-end fiscal close for its fourth quarter ended December 31, 2012, its analysis of the quarter, or its audit of the year ended December 31, 2012, the results presented in the press release are estimated and preliminary and, therefore, actual results may differ materially from these estimates. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report.

Item 3.02.    Unregistered Sales of Equity Securities.

On December 10, 2012, Mirasol Resources Ltd, a corporation existing under the laws of the Province of British Columbia (the “Seller”), accepted the Company's offer to acquire from the Seller all of the outstanding equity interests of Mirasol Argentina SRL, a limited liability company (sociedad de responsabilidad limitada) existing under the laws of Argentina (“Mirasol”). Mirasol owns the Joaquin silver and gold development project in the Santa Cruz province of Argentina (the “Joaquin project”) and the Company's acquisition of Mirasol provided the Company a 100% interest in the Joaquin project. Prior to the acquisition, a subsidiary of the Company had an exploration and joint venture agreement with the Seller and Mirasol with respect to the Joaquin project, pursuant to which the Company had earned a 51% interest in the Joaquin project. The total consideration paid to the Seller in connection with the acquisition was $60 million, of which $30 million was payable in cash and $30 million was payable in shares of the Company's common stock. Pursuant to the purchase agreement, the Company issued 1,310,043 shares of its common stock to the Seller at closing on December 21, 2012. The Company's issuance of common stock to the Seller was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereunder as a transaction outside of the United States with a non-U.S. person within the meaning of Regulation S.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2013, Frank L. Hanagarne, Jr., Senior Vice President and Chief Financial Officer, assumed the duties of principal operating officer of the Company in addition to his duties as Chief Financial Officer.  Biographical information for Mr. Hanagarne is incorporated by reference from the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2012.  Mr. Hanagarne replaced Randy Buffington as principal operating officer, who resigned from that role effective January 17, 2013.

Item 7.01.    Regulation FD Disclosure.

On January 17, 2013, the Company issued a press release discussing guidance for its 2013 fiscal year. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, statements about Coeur's business strategy, outlook, guidance and expectations for the quarter ended December 31, 2012 and the full year of 2012.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the completion of the quarter and year end closing process, including completion of the annual audit, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange

Commission, and the Canadian securities regulators, including, without limitation, Coeur's reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Item 9.01.    Financial Statements and Exhibits.

(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated January 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D'ALENE MINES CORPORATION

Date: January 18, 2013	By:/s/ Frank L. Hanagarne, Jr.
Name:Frank L. Hanagarne, Jr. Title:Senior Vice President and Chief Financial Officer